UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 25, 2010

Date of Report (Date of earliest event reported)

1st Financial Services Corporation

(Exact Name of Registrant as Specified in Charter)

North Carolina	000-53264	26-0207901
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Jack Street, Hendersonville, North Carolina	28792
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (828) 697-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

Effective February 25, 2010, Mountain 1st Bank & Trust Company (the “Bank”), a wholly owned subsidiary of 1st Financial Services Corporation (the “Company”), entered into a Stipulation to the Issuance of a Consent Order (the “Stipulation”) agreeing to the issuance of a Consent Order (the “Consent Order”) with the Federal Deposit Insurance Corporation (the “FDIC”) and the North Carolina Commissioner of Banks (the “Commissioner”).

The Consent Order was entered into and became effective on February 25, 2010, and the Bank was notified of the Order’s effectiveness on March 1, 2010.

Although the Bank neither admitted nor denied any unsafe or unsound banking practices or violations of law or regulation, it agreed to the Consent Order, which requires it to undertake a number of actions:

•

The Board of Directors of the Bank will enhance its supervision of the Bank’s activities, including by increasing the formality of its meetings and appointing a special Directors’ Committee. The Committee will oversee the efforts of the Bank’s management in complying with the Consent Order and will regularly report to the full Board.

•

The Bank Board will assess the Bank’s management team to ensure that the Bank’s executive officers have the skills, training, abilities and experience needed to cause the Bank to comply with the Consent Order, operate in a safe and sound manner, comply with applicable laws and regulations, and strengthen all areas of the Bank’s operations that are not currently in compliance with the Consent Order. The Board will also assess the Bank’s management and staffing needs in order to determine if additional resources should be added to the management team.

•

During the effectiveness of the Consent Order, the Bank will maintain Tier 1 Capital of at least 8% of total assets, a Total Risk Based Capital Ratio of at least 12% and a fully funded allowance for loan and lease losses (the “allowance”).

•

The Bank will develop and implement a plan for achieving and maintaining the foregoing capital levels, which plan may include sales of stock by the Company and contributions of the sales proceeds by the Company to the capital of the Bank.

•

The Board will strengthen the allowance policy of the Bank, periodically review the Bank’s allowance to determine its adequacy and enhance its periodic reviews of the allowance to ensure its continuing adequacy. Deficiencies noted will be promptly remedied by charges to earnings. In addition, the allowance has been increased as required by the Consent Order.

•	The Bank will develop and implement a strategic plan covering at least three years and containing long-term goals designed to improve the condition of the Bank.

•

The Bank charged off all of its assets (loans) classified “Loss” and 50% of its assets (loans) classified “Doubtful” promptly following the effectiveness of the Consent Order. The Bank anticipates that the remainder of the “Doubtful” assets (loans) will be charged off during the remainder of 2010.

•

The Bank will not extend additional credit to any borrower who had a loan with the Bank that was charged off or who has a current loan that is classified “Loss” or “Doubtful”. The Bank also will not extend additional credit to any borrower who has a current loan that is classified “Substandard” or listed for “Special Mention.” A further extension of credit may be made to a borrower with a “Substandard” or “Special Mention” loan if the Bank Board determines such extension would be in the best interests of the Bank.

•

The Bank will formulate a detailed plan to collect, charge off or improve the quality of each of its “Substandard” or “Doubtful” loans as of August 31, 2009, of more than $250,000 and will promptly implement the plan. The Board will closely monitor the Bank’s progress in fulfilling the requirements of this plan.

•

The Bank will reduce loans in excess of $250,000 and classified as “Substandard” or “Doubtful” in accordance with a schedule required by the supervisory authorities. The schedule targets an aggregate reduction by 75% within 720 days of the effectiveness of the Consent Order. The Board will monitor this effort on a monthly basis.

•

The Bank will cause full implementation of its loan underwriting, loan administration, loan documentation and loan portfolio management policies within 90 days of the effectiveness of the Consent Order.

•

The Bank will adopt a loan review and grading system within 90 days of the Consent Order to provide for effective periodic reviews of the Bank’s loan portfolio. The system shall address, among other things, loan grading standards, loan categorization, and credit risk analyses.

•

Within 30 days of the effectiveness of the Consent Order, the Bank will develop a plan to systematically reduce the concentration of a significant portion of its extensions of credit in a limited group of borrowers. Additionally, the Bank will prepare a risk segmentation analysis with respect to certain real estate industry concentrations of credit identified by the supervisory authorities.

•	The Bank will enhance its review of its liquidity by engaging in monthly analyses. It will also develop and implement a liquidity contingency and asset/liability management plan.

•

Within 90 days from the effectiveness of the Consent Order, the Bank will implement a plan and 2010 budget designed to improve its net interest margin, increase interest income, reduce expenditures and improve and sustain earnings.

•	The Bank will implement internal routine and control policies addressing concerns raised by its supervisory authorities and designed to enhance its safe and sound operation.

•	Within 90 days of the Consent Order, the Bank will implement a comprehensive internal audit program and cause an effective system of internal and external audits to be in place.

•	The Bank will implement a policy for managing its “owned real estate”.

•

The Bank will forebear from soliciting and accepting “brokered deposits” unless it first receives an appropriate waiver from the FDIC; and will comply with restrictions issued by the FDIC on the effective yields of deposit products offered by, among others, banks subject to consent orders.

•	A limit upon growth of 10% per year will be observed by the Bank.

•	The Bank will not pay dividends or make other forms of payment reducing capital to the Company without the prior approval of the supervisory authorities while the Consent Order is in effect.

•	The Bank will implement policies to enhance the Board’s focus on conflicts of interest regulations and its handling of transactions with officers and directors.

•	The Bank will correct any violations of laws and regulations identified by the supervisory authorities.

•	The Bank will make quarterly progress reports to the supervisory authorities detailing the form and manner of actions taken to comply with the Consent Order.

The plans, policies and procedures which the Bank is required to prepare under the Consent Order are subject to approval by the supervisory authorities before implementation.

A copy of the Stipulation and the Consent Order are attached hereto as Exhibit 10.1 and are incorporated herein by reference. The brief description of the material terms of the Stipulation and the Consent Order set forth above does not purport to be complete and is qualified by reference to the full text of the Stipulation and the Consent Order.

Item 2.02 – Results of Operations and Financial Condition

On March 3, 2010, the Company issued a press release announcing that the Bank intends to increase its Allowance for Loan Losses (ALLL) by approximately $11 million for the 4th quarter of 2009. A copy of the press release is attached to this filing as Exhibit  99.1 and incorporated herein by reference.

Item 7.01 – Regulation FD Disclosure

On March 3, 2010, the Company issued a press release announcing the Stipulation with the FDIC and the Commissioner. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

The following exhibits are being furnished herewith:

Exhibit No.	Exhibit

10.1	Stipulation to the Issuance of a Consent Order between Mountain 1st Bank & Trust Company and the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks and related Consent Order.

99.1	Press release dated March 3, 2010, announcing the signing of a Stipulation to the Issuance of a Consent Order with the FDIC and the Commissioner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST FINANCIAL SERVICES CORPORATION

Dated: March 3, 2010	By:	/s/ Michael G. Mayer
Michael G. Mayer, Chief Executive Officer